UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 25, 2021

Commission File Number: 1-11917

FBL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-1411715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266-5997
(Address of principal executive offices)	(Zip Code)

(515) 225-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, without par value	FFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 25, 2021, Farm Bureau Property & Casualty Insurance Company, an Iowa stock property and casualty insurance company (“FBPCIC”) completed its previously-announced acquisition of the remaining shares of FBL Financial Group, Inc. (the “Company”) not owned by FBPCIC or the Iowa Farm Bureau Federation, an Iowa non-profit corporation and the Company’s controlling shareholder (“IFBF”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 11, 2021 (as amended by Amendment No. 1 thereto, dated as of May 3, 2021, the “Merger Agreement”), by and among the Company, FBPCIC and 5400 Merger Sub, Inc., an Iowa corporation and wholly owned subsidiary of FBPCIC (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger. Following the effective time of the Merger (the “Effective Time”), FBPCIC owns approximately 39% of the common shares of the Surviving Corporation and IFBF owns approximately 61% of the common shares of the Surviving Corporation. In addition, IFBF owns 100% of the Series B Preferred Shares of the Surviving Corporation and 100% of the Series C Preferred Shares of the Surviving Corporation.

At the Effective Time, each share of the Company’s Class A common stock, without par value, and Class B common stock, without par value (together, “Common Shares”) issued and outstanding immediately prior to the Effective Time, other than (i) Common Shares held by the Company in treasury or by any wholly-owned Company subsidiary, (ii) Common Shares held by IFBF, FBPCIC or Merger Sub (the Common Shares in clauses (i) and (ii) the “Excluded Shares”) or (iii) Common Shares held by holders who have properly exercised dissenters’ rights under applicable Iowa law (“Dissenting Shares”), was cancelled and automatically converted into the right to receive $61.00 in cash, without interest and less any required withholding taxes (the “Merger Consideration”).

The description of the Merger Agreement and the Merger contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2021 and the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2021, and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on May 25, 2021 that, effective on that date, each Common Share (other than Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive the Merger Consideration. As a result, it is expected that all shares of the Company’s Class A common stock will be removed from trading on the NYSE following the close of trading on May 25, 2021. On May 25, 2021, the Surviving Corporation requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of the Company’s Class A common stock from the NYSE and the deregistration of the Company’s Class A common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Form 15 with the SEC requesting the termination of registration of the Company’s Class A common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company’s Class A common stock.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each holder of Common Shares issued and outstanding immediately prior to the Effective Time, other than holders of the Excluded Shares, ceased to have any rights as a shareholder of the Company (other than the right to receive the Merger Consideration or to receive payment for their Common Shares pursuant to the exercise of dissenters’ rights under applicable Iowa law).

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, the articles of incorporation of the Company were amended and restated in their entirety as set forth in Exhibit 3.1. Following the Effective Time, the bylaws of the Company will be amended and restated in their entirety as set forth in Exhibit 3.2. Each of Exhibits 3.1 and 3.2 are incorporated by reference herein.

Item 8.01. Other Events.

On May 25, 2021, the Company issued a press release announcing the consummation of the Merger. A copy of that press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Restated Articles of Incorporation of FBL Financial Group, Inc., dated May 25, 2021.
3.2	Amended and Restated Bylaws of FBL Financial Group, Inc., dated May 25, 2021.
99.1	Press Release of FBL Financial Group, Inc. dated May 25, 2021.
104	Cover page Interactive Data File formatted as iXBRL (Inline eXtensible Business Reporting Language)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021	FBL FINANCIAL GROUP, INC.

	By	/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer